Exhibit 3.1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GANNETT CO., INC.

Gannett Co., Inc., a corporation organized and existing under the laws of the State of Delaware, pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented (the “DGCL”), hereby certifies as follows:

1.                                      The name of this corporation is Gannett Co., Inc.  The original Certificate of Incorporation was filed on November 21, 2014.  The name under which the Corporation was originally incorporated is Gannett Spinco, Inc.

2.                                      This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL and by the written consent of its sole stockholder in accordance with Section 228 of the DGCL, and is to become effective as of 11:58 p.m., Eastern Time, on [•, 2015].

3.                                      This Amended and Restated Certificate of Incorporation restates and amends the Certificate of Incorporation, as amended, to read in its entirety as follows:

ARTICLE I
NAME OF CORPORATION

The name by which the corporation is to be known is Gannett Co., Inc. (the “Corporation”).

ARTICLE II
REGISTERED OFFICE; REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, 19801.  The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV
STOCK

Section 1.                                           Authorized Stock.  The total number of shares of capital stock that the Corporation shall have authority to issue is [•] shares, consisting of (a) [•] shares of common stock, par value $0.01 per share (the “Common Stock”), and (b) [•] shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

Section 2.                                           Common Stock.  Except as may otherwise be provided in this Amended and Restated Certificate of Incorporation, in a Preferred Stock Designation (as hereinafter defined), or as required by law, the holders of outstanding shares of Common Stock shall have the right to vote on all questions to the exclusion of all other stockholders, each holder of record of Common Stock being entitled to one vote for each share of Common Stock standing in the name of the stockholder on the books of the Corporation.

Section 3.                                           Preferred Stock.  Shares of Preferred Stock may be issued from time to time in one or more series.  The Board of Directors of the Corporation (the “Board of Directors”) (or any committee to which it may duly delegate the authority granted in this Article IV) is hereby empowered to authorize the issuance from time to time of shares of Preferred Stock in one or more series, for such consideration and for such corporate purposes as the Board of Directors (or such committee thereof) may from time to time determine, and by filing a certificate (hereinafter referred to as a “Preferred Stock Designation”) pursuant to applicable law of the State of Delaware as it presently exists or may hereafter be amended to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof to the fullest extent now or hereafter permitted by this Amended and Restated Certificate of Incorporation and the laws of the State of Delaware, including, without limitation, voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights thereof, as shall be stated and expressed in a resolution or resolutions adopted by the Board of Directors (or such committee thereof) providing for the issuance of such series of Preferred Stock.  Each series of Preferred Stock shall be distinctly designated.  The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(i)                         the designation of the series, which may be by distinguishing number, letter or title;

(ii)                      the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(iii)                   the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(iv)                  dates at which dividends, if any, shall be payable;

(v)                     the redemption rights and price or prices, if any, for shares of the series;

(vi)                  the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(vii)               the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(viii)            whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(ix)                  restrictions on the issuance of shares of the same series or of any other class or series; and

(x)                     the voting rights, if any, of the holders of shares of the series.

ARTICLE V
TERM

The term of existence of the Corporation shall be perpetual.

ARTICLE VI
BOARD OF DIRECTORS

Section 1.                                           Number of Directors.  Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies (the “Whole Board”).  No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

Section 2.                                           Term of Office.  Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the directors shall be elected at the annual meeting of the stockholders for a term expiring at the next succeeding annual meeting of the stockholders, with each director to hold office until such director’s successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

Section 3.                                           Stockholder Nomination of Director Candidates.  Advance notice of stockholder nominations for the election of directors and of any stockholder proposals to be considered at an annual stockholder meeting shall be given in the manner provided in the Bylaws.

Section 4.                                           Vacancies.  Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and in the event that there is only one director remaining in office, by such sole remaining director, and directors so elected shall hold office until the next succeeding annual meeting of stockholders following such director’s election and until such director’s successor shall have been elected and qualified.

Section 5.                                           Removal.  Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and subject to Article VII, Section 2 of this Amended and Restated Certificate of Incorporation, any director, or the entire Board of Directors, may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class.

ARTICLE VII
STOCKHOLDER ACTION

Section 1.                                           Stockholder Action by Written Consent.  Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Section 2.                                           Special Meetings of Stockholders.

(A)                               Subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders may be called only by or at the direction of (i) the Chairman of the Board of Directors or the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board or (ii) by the Secretary of the Corporation at the written request of stockholders of record who are acting on behalf of beneficial owners (which may include such record stockholders who have, an aggregate “net long position” of not less than 20% of the then-outstanding shares of Voting Stock as of the time such written request is validly submitted to the Secretary in accordance with this Article VII, Section 2 (such aggregate “net long position”, the “Required Percentage”);  provided, however, that if such stockholders of record are not the beneficial owners of the shares (such as Cede & Co., the Depository Trust Company or any other record or beneficial owner who is only acting as a nominee for or on behalf of another beneficial owner, such stockholders “Non-Beneficial Owners”) representing the Required Percentage, then to be valid, such special meeting request must also include documentary evidence (or, if not simultaneously provided with such special meeting request, such documentary evidence must be delivered to the Secretary within 10 days after the date on which such special meeting request is delivered to the Secretary) that the beneficial owners on whose behalf any such special meeting request is made beneficially own the Requisite Percentage as of the date on which such special meeting request is delivered to the Secretary).

“Net long position” shall be determined with respect to each record stockholder requesting a special meeting and each beneficial owner who is directing a record stockholder to act on such owner’s behalf (each record stockholder and each beneficial owner, a “party”) in accordance with the definition thereof set forth in Rule 14e-4 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), provided that (x) for purposes of such definition, in determining such party’s “short position,” the reference in Rule 14e-4 to “the date that a tender offer is first publicly announced or otherwise made known by the bidder to holders of the security to be acquired” shall be the record date fixed to determine the record stockholders entitled to deliver a written request for a special meeting, and the reference to the “highest tender offer price or stated amount of consideration offered for the subject security” shall refer to the closing sales price of the Corporation’s Common Stock on the New York Stock Exchange (or such other securities exchange designated by the Board of Directors if the Common Stock is not listed for trading on the New York Stock Exchange) on such record date (or, if such date is not a trading day, the next succeeding trading day) and (y) the net long position of such party shall be reduced by the number of shares as to which the Board of Directors determines that such party does not, or will not, have the right to vote or direct the vote at the special meeting or as to which the Board of Directors determines that such party has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.

The Board of Directors shall have the sole authority to interpret the provisions of this Article VII, Section 2 and to determine whether a party has complied with such provisions.  Each such interpretation and determination shall be set forth in a written resolution filed with the Secretary of the Corporation and shall be binding upon the Corporation and its stockholders.

(B)                               Any record stockholder (whether acting for him, her or itself, or at the direction of a beneficial owner) may, by written notice to the Secretary, demand that the Board of Directors fix a record date to determine the record stockholders who are entitled to deliver a written request to call a special meeting (such record date, the “Ownership Record Date”).  A written demand to fix an Ownership Record Date shall include all of the information that must be included in a written request to call a special meeting, as set forth in paragraph (D) of this Article VII, Section 2.  The Board of Directors may fix the Ownership Record Date within 10 days of the Secretary’s receipt of a valid demand to fix the Ownership Record Date.  The Ownership Record Date shall not precede, and shall not be more than 10 days after, the date upon which the resolution fixing the Ownership Record Date is adopted by the Board of Directors.  If an Ownership Record Date is not fixed by the Board of Directors within the period set forth above in response to a written demand meeting all requirements set forth herein, the Ownership Record Date shall be the date that the first written request to call a special meeting is received by the Secretary with respect to the proposed business to be submitted for stockholder approval at a special meeting.

(C)                               A beneficial owner who wishes to deliver a written request to call a special meeting must cause the nominee or other person who serves as the record stockholder of such beneficial owner’s stock to sign the written request to call a special meeting.  If a record stockholder is the nominee for more than one beneficial owner of stock, the record stockholder may deliver a written request to call a special meeting solely with respect to the Common Stock of the Corporation beneficially owned by the beneficial owner who is directing the record stockholder to sign such written request to call a special meeting.

(D)                               Each written request to call a special meeting shall include the following: (1) the signature of the record stockholder submitting such request and the date such request was signed, (2) the text of each business proposal desired to be submitted for stockholder approval at the special meeting, (3) if such business is permitted by Clause (E) of this Article VII, Section 2, information required by the Bylaws to be provided to the Corporation with respect to any nomination of directors, and (4) as to the beneficial owner, if any, directing such record stockholder to sign the written request to call a special meeting and as to such record stockholder (unless such record stockholder is acting solely as a nominee for a beneficial owner) (each such beneficial owner and each record stockholder who is not acting solely as a nominee, a “Disclosing Party”):

(a)                                 all of the information required to be disclosed pursuant to the Bylaws of the Corporation (as amended from time to time, the “Bylaws”), which information shall be supplemented (by delivery to the Secretary) by each Disclosing Party, (i) not later than 5 business days after the record date for determining the record stockholders entitled to notice of the special meeting (such record date, the “Meeting Record Date”) to disclose the foregoing information as of the Meeting Record Date and (ii) not later than 8 business days before the special meeting, to disclose the foregoing information as of the date that is 10 business days prior to the special meeting or any adjournment or postponement thereof;

(b)                                 with respect to each business proposal to be submitted for stockholder approval at the special meeting, a statement whether or not any Disclosing Party will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of Common Stock of the Corporation required under applicable law to carry such proposal (such statement, a “Solicitation Statement”); and

(c)                                  any additional information necessary to verify the “net long position” of such Disclosing Party.

Each time a Disclosing Party’s “net long position” decreases following the delivery of the foregoing information to the Secretary, such Disclosing Party shall notify the Corporation of his, her or its decreased “net long position,” together with all information necessary to verify such position, within 10 days of such decrease or as of the 5th day before the special meeting, whichever is earlier.

(E)                                At any special meeting requested pursuant to Clause (A)(ii) of this Article VII, Section 2, the business transacted shall (1) be limited to the purpose(s) stated in the written request to call such special meeting; provided however, that the Board of Directors shall have the authority in its discretion to submit additional matters to the stockholders and to cause other business to be transacted and (2) not include the election or removal of directors unless a single beneficial owner (which may include a record stockholder, but shall in all cases exclude Non-Beneficial Owners), or “group” of beneficial owners (which may include record stockholders, but shall in all cases exclude Non-Beneficial Owners) who have filed as a “group” as defined under Section 13(d) of the Exchange Act with respect to their ownership of Voting Stock, has a “net long position” of greater than 50% of the then-outstanding shares of Voting Stock as of the Ownership Record Date fixed in accordance with this Article VII, Section 2.

(F)                                 The Secretary shall not accept, and shall consider ineffective, a written request to call a special meeting pursuant to Clause (A)(ii) of this Article VII, Section 2:

(1)                                      that does not comply with the preceding provisions of this Article VII, Section 2;

(2)                                      that relates to an item of business that is not a proper subject for stockholder action under Clause (E) of this Article VII, Section 2, or under applicable law;

(3)                                      if such written request to call a special meeting is delivered between the time beginning on the 61st day after the earliest date of signature on a written request to call a special meeting, that has been delivered to the Secretary, relating to an identical or substantially similar item of business (as determined by the Board of Directors, a “Similar Item”) and ending on the one-year anniversary of such earliest date;

(4)                                      if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the 120th day after the Secretary receives such written request to call a special meeting; or

(5)                                      if a Similar Item has been presented at any meeting of stockholders held within 180 days prior to receipt by the Secretary of such written request to call a special meeting.

(G)                               Revocations:

(1)                                      A record stockholder (whether acting for him, her or itself, or at the direction of a beneficial owner) may revoke a request to call a special meeting at any time before the special meeting by sending written notice of such revocation to the Secretary of the Corporation.

(2)                                      All written requests for a special meeting shall be deemed revoked:

(a)                        upon the first date that, after giving effect to revocation(s) and notices of “net long position” decreases (pursuant to Clause (G)(1) of this Article

VII, Section 2, and the last sentence of Clause (D) of this Article VII, Section 2, respectively), the aggregate “net long position” of all the Disclosing Parties who are listed on the unrevoked written requests to call a special meeting with respect to a Similar Item decreases to a number of shares of Common Stock less than the Required Percentage;

(b)                        if any Disclosing Party who has provided a Solicitation Statement with respect to any business proposal to be submitted for stockholder approval at such special meeting does not act in accordance with the representations set forth therein; or

(c)                         if any Disclosing Party does not provide the supplemental information required by Clause (D)(4)(a) of this Article VII, Section 2 or by the final sentence of Clause (D) of this Article VII, Section 2, in accordance with such provisions.

If a deemed revocation of all written requests to call a special meeting has occurred after the special meeting has been called by the Secretary, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

(H)                              The Board of Directors shall determine and fix the Meeting Record Date and the place, date and time of any special meeting called at the request of one or more stockholders, provided that the date of any such special meeting shall not be more than 120 days after the written request for such special meeting by the Requisite Percentage of stockholders is delivered to the Secretary of the Corporation.  The Board of Directors may submit its own proposal or proposals for consideration at a special meeting called at the request of one or more stockholders.  The Meeting Record Date for, and the record date for determining the record stockholders entitled to vote at, a special meeting shall be fixed in accordance with Section 213 (or its successor provision) of the Delaware General Corporation Law.

ARTICLE VIII
AMENDMENTS TO BYLAWS

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the Bylaws, subject to the power of the stockholders of the Corporation to alter or repeal the Bylaws under applicable law as it presently exists or may hereafter be amended.

ARTICLE IX
DIRECTOR LIABILITY

To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable either to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director.  Any amendment or modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.  If the DGCL hereafter is amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended DCGL.

ARTICLE X
INDEMNIFICATION

Section 1.                                           Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which this Article is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any Proceeding relating thereto exists or is brought), a director or officer of the Corporation or is or was at any such time serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (a “Covered Person”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor of the Corporation by merger or otherwise) to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 2 of this Article X, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors.

Section 2.                                           Right of Claimant to Bring Suit.

(A)                               If a claim for indemnification under Article VI of the Bylaws of the Corporation or this Article X is not paid in full by the Corporation within sixty (60) days after a written claim pursuant to Article VI of the Bylaws or Section 1 of this Article X has been received by the Corporation, or

(B)                               If a request for advancement of expenses under this Article X is not paid in full by the Corporation within twenty (20) days after a statement and the required undertaking, if any, have been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim for indemnification or request for advancement of expenses and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action that, under the DGCL, the claimant has not met the standard of conduct which makes it permissible for the Corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of expenses, but (except where the required undertaking, if any, has not been tendered to the Corporation) the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, Independent Counsel (as defined in the Bylaws of the Corporation) or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3.                                           Non-Exclusivity of Rights.

(A)                               In accordance with the Bylaws of the Corporation, all of the rights conferred in this Article X, as to indemnification, advancement of expenses and otherwise, shall be contract rights between the Corporation and each Covered Person to whom such rights are extended that vest at the commencement of such Covered Person’s service to or at the request of the Corporation and (i) any amendment or modification of this Article X that in any way diminishes or adversely affects any such rights shall be prospective only and shall not in any way diminish or adversely affect any such rights with respect to such person, and (ii) all of such rights shall continue as to any such Covered Person who has ceased to be a director or officer of the Corporation or ceased to serve at the Corporation’s request as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of such Covered Person’s heirs, executors and administrators.

(B)                               All of the rights conferred in this Article X, as to indemnification, advancement of expenses and otherwise, (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise and (ii) cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a person’s service prior to the date of such termination.

ARTICLE XI
INSURANCE

The Corporation may maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.  To the extent that the Corporation maintains any policy or policies providing such insurance, each such current or former director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in Article VI of the Bylaws or Section 1 of Article X of this Amended and Restated Certificate of Incorporation, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee or agent.

ARTICLE XII
FORUM AND VENUE

Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL or this Amended and Restated Certificate of Incorporation or the Bylaws (as either may be amended from time to time), or (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). Any person or entity purchasing or otherwise acquiring any interests in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XII.  The existance of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Article XII with respect to any current or future action or claim.

ARTICLE XIII
AMENDMENTS

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware as they presently exist or may hereafter be amended, the Corporation may from time to time alter, amend, repeal or adopt, in whole or in part, any provisions of this Amended and Restated Certificate of Incorporation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation this the day of [•], 2015.

/s/
[•]
Secretary